Exhibit 99.1

Ollie’s Bargain Outlet Holdings, Inc. Reports
Second Quarter Fiscal 2019 Financial Results

HARRISBURG, PA – August 28, 2019 – Ollie’s Bargain Outlet Holdings, Inc. (NASDAQ: OLLI) today reported financial results for the second quarter ended August 3, 2019 and revised sales and earnings guidance for the full-year fiscal 2019.

Second Quarter Summary:

•	Total net sales increased 15.9% to $333.9 million.

•	Comparable store sales decreased 1.7% from a 4.4% increase in the prior year.

•	The Company opened eight stores during the quarter, ending the period with a total of 332 stores in 23 states, an increase in store count of 17.7% year over year.

•	Net income decreased 15.7% to $25.2 million and net income per diluted share decreased 15.6% to $0.38.

•	Adjusted net income(1) decreased 9.9% to $23.5 million and adjusted net income per diluted share(1) decreased 12.5% to $0.35.

•	Adjusted EBITDA decreased 6.8% to $37.5 million.

Mark Butler, Chairman, President and Chief Executive Officer, stated, “This was certainly, by Ollie’s standards, a tough quarter.  Despite the challenges we faced, we grew our top line by nearly 16%, driven, in part, by strong sales from the 29 stores we opened in the first half of the year, more than double the number opened in the same period last year, including 13 former Toys R Us locations.  The exceptional strength, rapid pace of openings and larger footprint of these new stores impacted comparable store sales through increased cannibalization and supply chain pressures that reduced comparable store inventory levels.  Comparable store sales were also affected by headwinds from store classes with exceptionally strong first-year sales now normalizing as they entered the comparable store base.  Our gross margin in the quarter was pressured by both unfavorable merchandise margin as well as deleveraging of supply chain costs as we underestimated the impact of our accelerated new store growth on our operations.   That said, we have made great strides in correcting these short-term issues, with comparable store inventory levels now back in line with our expectations.  With our deal flow as strong as ever, we’re delivering great bargains to our customers.”

Mr. Butler continued, “The strength of our new stores is, undoubtedly, the fuel for our growth.   Despite the short-term impact on second quarter results, we are thrilled to see continued strength in these store openings and we remain committed to our long-term objectives driven by highly profitable new stores.  We remain confident and bullish on the strength of our model and our ability to deliver strong results and continued growth.”

(1)
As used throughout this release, adjusted operating income, adjusted net income, adjusted net income per diluted share, EBITDA and adjusted EBITDA are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). Please see the accompanying financial tables which reconcile GAAP to these non-GAAP measures.

Second Quarter Results

In the second quarter of fiscal 2019, net sales were $333.9 million, an increase of 15.9% compared with net sales of $288.1 million in the second quarter of fiscal 2018.  The increase was driven by strong new store performance, including 29 stores opened in the first half of fiscal 2019.  Comparable store sales decreased 1.7%, following a 4.4% increase in the same period last year.  The comparable store sales decrease was partially due to an increased impact from cannibalization of comparable stores and an increased headwind from store classes with exceptionally strong first-year sales now normalizing as they entered the comparable store base.  Comparable store sales were also impacted by short-term supply chain pressures associated with the timing and number of new store openings in fiscal 2019.  This resulted in reduced comparable store inventory levels throughout much of the period due to the demands of initial inventory investment and replenishment required for these new stores.

Gross profit totaled $124.0 million in the second quarter of fiscal 2019 compared with $112.6 million in the second quarter of fiscal 2018 and gross margin decreased 190 basis points to 37.2% in the second quarter of fiscal 2019 from 39.1% in the second quarter of fiscal 2018.  Gross margin in the period was impacted by both the deleveraging of supply chain costs and lower merchandise margin.  The deleveraging of supply chain expenses was driven by increased labor costs and the decrease in merchandise margin was due to the timing of deal flow which reduced markup on inventory purchases as well as a concentration of lower margin product sold during the quarter.

Selling, general and administrative expenses increased to $87.4 million in the second quarter of fiscal 2019 from $73.0 million in the second quarter of fiscal 2018, driven by an increased number of stores.  As a percentage of net sales, selling, general and administrative expenses increased 90 basis points to 26.2% in the second quarter of fiscal 2019 from 25.3% in the second quarter of fiscal 2018.

Operating income decreased 11.8% to $30.8 million in the second quarter of fiscal 2019 from $34.9 million in the second quarter of fiscal 2018.  As a percentage of net sales, operating income decreased 290 basis points to 9.2% in the second quarter of fiscal 2019 from 12.1% in the second quarter of fiscal 2018 as a result of the decrease in gross margin and the deleveraging of selling, general and administrative expenses.

Net income decreased 15.7% to $25.2 million, or $0.38 per diluted share, in the second quarter of fiscal 2019 compared with net income of $29.8 million, or $0.45 per diluted share, in the second quarter of fiscal 2018.  Diluted earnings per share in the second quarter of fiscal 2019 and fiscal 2018 included a benefit of $0.03 and $0.06, respectively, due to excess tax benefits related to stock-based compensation.  Adjusted net income(1), which excludes these benefits, decreased 9.9% to $23.5 million, or $0.35 per diluted share, in the second quarter of fiscal 2019 from $26.1 million, or $0.40 per diluted share, in the second quarter of fiscal 2018.

Adjusted EBITDA(1) totaled $37.5 million in the second quarter of fiscal 2019 compared with $40.3 million in the second quarter of fiscal 2018, representing a decrease of 6.8%. Adjusted EBITDA excludes non-cash stock-based compensation expense and non-cash purchase accounting items.

Balance Sheet and Cash Flow Highlights

The Company's cash balance as of the end of the second quarter of fiscal 2019 increased to $78.5 million from $29.4 million as of the end of the second quarter of fiscal 2018, driven by cash generated from operations.  The Company had no borrowings outstanding under its $100 million revolving credit facility and $91.1 million of availability under the facility as of the end of the second quarter of fiscal 2019. The Company ended the period with total borrowings, consisting solely of finance lease obligations, of $0.8 million compared with total borrowings of $21.8 million as of the end of the second quarter of fiscal 2018.

Inventory as of the end of the second quarter of fiscal 2019 increased 23.4% to $354.6 million compared with $287.4 million as of the end of the second quarter of fiscal 2018, primarily due to new store growth and timing of deal flow.

Capital expenditures in the second quarter of fiscal 2019 increased to $20.2 million compared with $5.5 million in the second quarter of fiscal 2018, primarily reflecting the Company’s investments in its third distribution center and incremental new store openings year over year.

Fiscal 2019 Outlook

In light of these results and expectations for the remainder of the year, the Company is revising its full-year guidance, now estimating the following:

•	total net sales of $1.419 billion to $1.430 billion;

•	a comparable store sales decrease in a range of 0.5% to 1.5%;

•	the opening of 42 new stores, with no planned relocations or closures;

•	a gross margin rate of 39.5%;

•	operating income of $174 million to $178 million;

•
adjusted net income(2) of $130 million to $133 million and adjusted net income per diluted share(2) of $1.95 to $2.00, both of which exclude excess tax benefits related to stock-based compensation and an after-tax gain from an insurance settlement; and

•	capital expenditures of $75 million to $80 million.

(2)
The guidance ranges as provided for adjusted net income and adjusted net income per diluted share exclude the gain related to an insurance settlement and excess tax benefits related to stock-based compensation incurred and reported for the 26-weeks ended August 3, 2019.  The Company cannot predict future estimates of this nature without unreasonable effort and therefore excludes any such estimates from its guidance ranges for its fiscal 2019 outlook.

Conference Call Information

A conference call to discuss second quarter fiscal 2019 financial results is scheduled for today, August 28, 2019, at 4:30 p.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (800) 219-7052 or (574) 990-1029 and using conference ID #9058527.  Interested parties can also listen to a live webcast or replay of the conference call by logging on to the investor relations section on the Company’s website at http://investors.ollies.us/.  The replay of the conference call webcast will be available at the investor relations website for one year.

About Ollie’s

We are a highly differentiated and fast growing, extreme value retailer of brand name merchandise at drastically reduced prices. We are known for our assortment of merchandise offered as Good Stuff Cheap®.  We offer name brand products, Real Brands! Real Bargains!®, in every department, including housewares, food, books and stationery, bed and bath, floor coverings, toys, health and beauty aids and other categories.  We currently operate 335 stores in 23 states throughout the Eastern half of the United States. For more information, visit www.ollies.us.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including our fiscal 2019 business outlook or financial guidance, and industry outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including  tax legislation, and the following: our failure to adequately procure and manage our inventory or anticipate consumer demand; changes in consumer confidence and spending; risks associated with intense competition; our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all; our failure to hire and retain key personnel and other qualified personnel; our inability to obtain favorable lease terms for our properties; the failure to timely acquire, develop and open, the loss of, or disruption or interruption in the operations of, our centralized distribution centers; fluctuations in comparable store sales and results of operations, including on a quarterly basis; risks associated with our lack of operations in the growing online retail marketplace; risks associated with litigation and the outcomes thereof; our inability to successfully implement our marketing, advertising and promotional efforts; the seasonal nature of our business; risks associated with the timely and effective deployment and protection of computer networks and other electronic systems; the risks associated with doing business with international manufacturers including, but not limited to, potential increases in tariffs on imported goods; changes in government regulations, procedures and requirements; and our ability to service indebtedness and to comply with our financial covenants together with the other factors set forth under “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Contact:
Jean Fontana
ICR
646-277-1214
Jean.Fontana@icrinc.com

Media Contact:
Dan Haines
Vice President – Marketing & Advertising
717-657-2300
dhaines@ollies.us

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Income

(In thousands, except for per share amounts)

(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018

Condensed consolidated statements of income data:
Net sales	$333,865	$288,098	$658,719	$563,837
Cost of sales	209,832	175,474	401,952	338,337
Gross profit	124,033	112,624	256,767	225,500
Selling, general and administrative expenses	87,350	72,990	170,682	145,354
Depreciation and amortization expenses	3,512	2,854	6,921	5,617
Pre-opening expenses	2,420	1,917	7,629	3,681
Operating income	30,751	34,863	71,535	70,848
Interest (income) expense, net	(372)	278	(517)	816
Loss on extinguishment of debt	-	-	-	100
Income before income taxes	31,123	34,585	72,052	69,932
Income tax expense	5,953	4,737	8,165	9,630
Net income	$25,170	$29,848	$63,887	$60,302
Earnings per common share:
Basic	$0.40	$0.48	$1.01	$0.97
Diluted	$0.38	$0.45	$0.96	$0.92
Weighted average common shares outstanding:
Basic	63,517	62,444	63,351	62,306
Diluted	66,300	65,868	66,237	65,745

Percentage of net sales (1):
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	62.8	60.9	61.0	60.0
Gross profit	37.2	39.1	39.0	40.0
Selling, general and administrative expenses	26.2	25.3	25.9	25.8
Depreciation and amortization expenses	1.1	1.0	1.1	1.0
Pre-opening expenses	0.7	0.7	1.2	0.7
Operating income	9.2	12.1	10.9	12.6
Interest (income) expense, net	(0.1)	0.1	(0.1)	0.1
Loss on extinguishment of debt	-	-	-	-
Income before income taxes	9.3	12.0	10.9	12.4
Income tax expense	1.8	1.6	1.2	1.7
Net income	7.5%	10.4%	9.7%	10.7%

(1)  Components may not add to totals due to rounding.

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

Assets	August 3, 2019	August 4, 2018
Current assets:
Cash and cash equivalents	$78,473	$29,415
Inventories	354,576	287,440
Accounts receivable	1,191	1,602
Prepaid expenses and other assets	5,403	9,918
Total current assets	439,643	328,375
Property and equipment, net	105,321	57,991
Operating lease right-of-use assets(1)	321,428	-
Goodwill	444,850	444,850
Trade name and other intangible assets, net	230,559	232,472
Other assets	2,540	4,081
Total assets	$1,544,341	$1,067,769
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$269	$10,178
Accounts payable	91,860	69,015
Income taxes payable	1,414	-
Current portion of operating lease liabilities(1)	54,628	-
Accrued expenses and other	58,266	51,762
Total current liabilities	206,437	130,955
Revolving credit facility	-	-
Long-term debt	515	11,516
Deferred income taxes	55,198	57,184
Long-term operating lease liabilities(1)	264,715	-
Other long-term liabilities	7	7,961
Total liabilities	526,872	207,616
Stockholders’ equity:
Common stock	64	63
Additional paid-in capital	611,163	592,446
Retained earnings	406,328	267,730
Treasury - common stock	(86)	(86)
Total stockholders’ equity	1,017,469	860,153
Total liabilities and stockholders’ equity	$1,544,341	$1,067,769

(1)
In the first quarter of fiscal 2019, the Company adopted ASU 2016-02, which pertains to accounting for leases.  Under the new standard, lessees are required to recognize right-of-use assets and lease liabilities on the balance sheet for all leases.  The Company adopted this standard using a modified retrospective transition method and elected the option to not restate comparative periods.

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Net cash provided by (used in) operating activities	$(3,337)	$7,181	$18,639	$22,529
Net cash provided by (used in) investing activities	22,449	(5,490)	2,342	(10,198)
Net cash provided by (used in) financing activities	850	110	5,551	(22,150)
Net increase (decrease) in cash and cash equivalents	19,962	1,801	26,532	(9,819)
Cash and cash equivalents at beginning of period	58,511	27,614	51,941	39,234
Cash and cash equivalents at end of period	$78,473	$29,415	$78,473	$29,415

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

(Dollars in thousands)

(Unaudited)

The Company reports its financial results in accordance with GAAP.  We have included the non-GAAP measures of adjusted operating income, EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per diluted share in this press release as these are key measures used by our management and our board of directors to evaluate our operating performance and the effectiveness of our business strategies, make budgeting decisions, and evaluate compensation decisions.  Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company’s operating results. We believe that excluding items that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude from net income and net income per diluted share, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

The tables below reconcile the most directly comparable GAAP measure to non-GAAP financial measures: operating income to adjusted operating income, net income to adjusted net income, net income per diluted share to adjusted net income per diluted share, and net income to EBITDA and adjusted EBITDA.

Adjusted operating income excludes a gain associated with an insurance settlement. Adjusted net income and adjusted net income per diluted share exclude excess tax benefits related to stock-based compensation, the after-tax gain associated with the insurance settlement and the after-tax loss on extinguishment of debt, all of which may not occur with the same frequency or magnitude in future periods. We define EBITDA as net income before net interest expense, loss on extinguishment of debt, depreciation and amortization expenses and income taxes. Adjusted EBITDA represents EBITDA as further adjusted for the non-cash items of stock-based compensation expense and certain purchase accounting items as well as the aforementioned gain from an insurance settlement.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Reconciliation of GAAP operating income to adjusted operating income

	Thirteen weeks ended		Twenty-six weeks ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Operating income	$30,751	$34,863	$71,535	$70,848
Gain from insurance settlement	-	-	(565)	-
Adjusted operating income	$30,751	$34,863	$70,970	$70,848

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands except for per share amounts)

(Unaudited)

Reconciliation of GAAP net income to adjusted net income

	Thirteen weeks ended		Twenty-six weeks ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Net income	$25,170	$29,848	$63,887	$60,302
Gain from insurance settlement	-	-	(565)	-
Loss on extinguishment of debt	-	-	-	100
Adjustment to provision for income taxes(1)	-	-	144	(25)
Excess tax benefits related to stock-based compensation(2)	(1,700)	(3,796)	(9,813)	(7,728)
Adjusted net income	$23,470	$26,052	$53,653	$52,649

(1)
The effective tax rate used for the adjustment to the provision for income taxes was the normalized effective tax rate in the quarter in which the related costs (gain from an insurance settlement and loss on extinguishment of debt) were incurred.

(2)	Amount represents the impact from the recognition of excess tax benefits pursuant to Accounting Standards Update 2016-09, Stock Compensation.

Reconciliation of GAAP net income per diluted share to adjusted net income per diluted share

	Thirteen weeks ended		Twenty-six weeks ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Net income per diluted share	$0.38	$0.45	$0.96	$0.92
Adjustments as noted above, per dilutive share:
Gain from insurance settlement, net of taxes	-	-	(0.01)	-
Loss on extinguishment of debt, net of taxes	-	-	-	-
Excess tax benefits related to stock-based compensation	(0.03)	(0.06)	(0.15)	(0.12)
Adjusted net income per diluted share (1)	$0.35	$0.40	$0.81	$0.80

Diluted weighted-average common shares outstanding	66,300	65,868	66,237	65,745

(1)	Totals may not foot due to rounding

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

(Dollars in thousands)

(Unaudited)

Reconciliation of GAAP net income to EBITDA and adjusted EBITDA

	Thirteen weeks ended		Twenty-six weeks ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Net income	$25,170	$29,848	$63,887	$60,302
Interest (income) expense, net	(372)	278	(517)	816
Loss on extinguishment of debt	-	-	-	100
Depreciation and amortization expenses	4,337	3,497	8,536	6,890
Income tax expense	5,953	4,737	8,165	9,630
EBITDA	35,088	38,360	80,071	77,738
Gain from insurance settlement	-	-	(565)	-
Non-cash stock-based compensation expense	2,432	1,910	4,625	3,510
Non-cash purchase accounting items	-	-	-	(1)
Adjusted EBITDA	$37,520	$40,270	$84,131	$81,247

Key Statistics

	Thirteen weeks ended		Twenty-six weeks ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018

Number of stores open at the beginning of period	324	276	303	268
Number of new stores	8	6	29	14
Number of stores open at end of period	332	282	332	282

Average net sales per store (1)	$1,018	$1,032	$2,050	$2,043
Comparable stores sales change	(1.7)%	4.4%	(0.5)%	3.2%
Comparable store count – end of period	273	238	273	238

(1)	Average net sales per store represents the weighted average of total net weekly sales divided by the number of stores open at the end of each week for the respective periods presented.